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                     U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              (Amendment No. _____)

                        TELESERVICES INTERNET GROUP, INC.
                (formerly TeleServices International Group Inc.)


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                 (Name of small business issuer in its charter)

          Florida                                                                       59-2773602
-----------------------------           ----------------------------        ------------------------------------
  (State or jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification No.)
incorporation or organization)           Classification Code Number)
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       100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701
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          (Address and telephone number of principal executive offices)

       100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701
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(Address of principal place of business or intended principal place of business)

     Robert P. Gordon, 100 Second Avenue South, Suite 1000, St. Petersburg,
                         Florida 33701. (727) 895-4410
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            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Trauernicht, LLC
                       1401 Seventeenth Street, 11th Floor
                             Denver, Colorado 80202
                                 (303) 295-3360

                              --------------------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   X    333-78077
                                                        -----

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                         -----

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                         -----

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                 -----


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                         CALCULATION OF REGISTRATION FEE
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
============================================================================================================================
                                                            Proposed Maximum        Proposed Maximum       Amount of
  Title of each Class of Securities      Amount to be       Offering Price          Aggregate Offering     Registration
  to be Registered                       Registered (1)     Per Security (1)        Price (1)              Fee (2)
----------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.0001 par value         40,948,039             $.0755 (2)             $3,091,577             $881.78
============================================================================================================================
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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.
(2)      Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on the over the counter electronic bulletin board maintained by the National Association of Securities Dealers on July
         28, 1999.


         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.




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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registrant's Registration Statement filed on Form SB-2 by TeleServices
International Group Inc. with the Securities and Exchange Commission (file no.
333-78077) is incorporated by reference into this Registration Statement. This
Registration Statement is being filed for the sole purpose of registering additional securities of the same classes as were included in the prior
Registration Statement.


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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St.
Petersburg, State of Florida on July 29, 1999.

                                           TELESERVICES INTERNET GROUP INC.


                                           By:      /s/ Robert P. Gordon
                                              ----------------------------------
                                                 Robert P. Gordon, Chairman


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

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
         Name                                     Title                                     Date
         ----                                     -----                                     ----

    /s/ Robert P. Gordon                    Chairman, CEO and                           July 29, 1999
------------------------------              Director
Robert P. Gordon

     /s/ Paul W. Henry                      Secretary, Treasurer, and                   July 29, 1999
--------------------------------            Director
Paul W. Henry

    /s/ Michael J.Gordon                    Director                                    July 29, 1999
--------------------------------
Michael J. Gordon

      /s/ J.R. LeShufy                      Director                                    July 29, 1999
--------------------------------
J.R. LeShufy
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                                    EXHIBITS


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
         Exhibit Number             Description
         --------------             -----------
              5.9                   Opinion of Counsel, Futro & Trauernicht, LLC. (Filed herewith).

              23.19                 Consent of Schumacher & Associates, Inc., Certified Public Accountants.
                                    (Filed herewith).

              23.20                 Consent of Futro &  Trauernicht, LLC. (Incorporated by reference to
                                    Exhibit 5.9 of this Registration Statement).
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